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Exhibit 21

THE GILLETTE COMPANY - Subsidiaries

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Name                                                                    Organized Under Laws Of
----                                                                    -----------------------
Gillette Argentina S.A.                                                 Argentina
Gillette Australia Pty. Ltd.                                            Australia
Gillette Holding GmbH                                                   Germany
     Its subsidiaries:
         Braun GmbH                                                     Germany
             Its subsidiary:
          Braun de Mexico y Cia. de C.V.                                Mexico
         Gillette Beteiligungs GmbH                                     Germany
      Its subsidiaries:
          Gillette Berlin Holding GmbH and Gillette Verwaltungs GmbH    Germany
                Partners in:
                   Gillette Deutschland GmbH & Co.                      Germany
                   Gillette Gruppe Deutschland GmbH & Co. oHG           Germany
Braun Espanola, S.A.                                                    Spain
Gillette Canada Holdings, Inc. and Services CV Management Ltd.          Delaware and Bermuda
    Partners in:
Series International C.V.                                               Netherlands
     Its subsidiary:
         Gillette Group (Europe) Holdings B.V.                          Netherlands
             Its subsidiaries:
              Gillette Group Switzerland AG                             Switzerland
              Gillette Group International Sarl                         Switzerland
                Its subsidiary:
                  Gillette Trading Sarl                                 Switzerland
              Silk-Epil S.A.S.                                          France
              Gillette Canada Overseas Holding Company                  Nova Scotia
                Its subsidiary:
                  Oral-B Laboratories International LLC                 Delaware
                    Its subsidiary:
                       Oral-B Laboratories Islands Ltd.                 Cayman Islands
              Braun Oral-B Ireland Limited                              Ireland
                Its subsidiary:
                    Gilfin B.V.                                         Netherlands
                       Its subsidiary:
                         Parkfin Ltd.                                   United Kingdom
Gillette Latin America Holding B.V.                                     Netherlands
    Its subsidiary:
       Gillette do Brasil Ltda.                                         Brazil
Gillette Canada Holdings, Inc.                                          Delaware
    Its subsidiary:
        Gillette Canada Company                                         Nova Scotia
            Its subsidiary:
                Gillette Nova Scotia Company                            Nova Scotia
                     Partners in:
                        Oral-B Laboratories                             Delaware
Productos Gillette Chile Limitada                                       Chile
Gillette de Colombia S.A.                                               Colombia
Gillette Eastern Europe, Inc. and Gillette Czech, Inc.                  Delaware
       Partners in:
            Gillette Czech s.r.o.                                       Czech Republic
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
Gillette Group Danmark A/S                                              Denmark
Gillette Hong Kong Limited                                              Hong Kong
Gillette Foreign Sales Corporation Limited                              Jamaica
Gillette International B.V.                                             Netherlands
     Its subsidiaries:
         Grupo Gillette Espana S.L.                                     Spain
         Gillette (China) Limited                                       China
             Its subsidiary:
                 Braun (Shanghai) Co. Ltd.                              China
Gillette Korea Limited                                                  Korea
Groupe Gillette France S.A.                                             France
Compania Giva S.A.                                                      Delaware
Gillette Safety Razor Company                                           Massachusetts
      Its subsidiary:
          Gillette Group Italy S.p.A.                                   Italy
Gillette Japan Inc.                                                     Delaware
Gillette Management Inc.                                                Delaware
Gillette de Mexico, Inc.                                                Delaware
      Its subsidiary:
            Gillette Fountain LLC                                       Delaware
                  Its subsidiary:
                        Grupo Gillette, S.A. de C.V.                    Mexico
Gillette del Peru, Inc. and Lima Manufacturing Company                  Delaware
      Partners in:
            Gillette del Peru, S.C.                                     Peru
Gillette (Philippines), Inc.                                            Philippines
Gillette Sanayi ve Ticaret A.S.                                         Turkey
Gillette Group South Africa (Pty.) Limited                              South Africa
Gillette South Asia Inc. and Saratoga Investment, Inc.                  Delaware
      Their subisidiary:
             Gillette Group India Private Limited                       India
Gillette Industries Limited                                             United Kingdom
       Its subsidiaries:
             Gillette Group UK Limited                                  United Kingdom
             Gillette U.K. Limited                                      United Kingdom
             Duracell Batteries Limited                                 United Kingdom
             NV Duracell Batteries S.A.                                 Belgium
Gillette Petersburg Investment Inc.                                     Delaware
       Its subsidiaries:
             Gillette Group LLC                                         Russia
             Petersburg Products International zao                      Russia
Gillette Poland S.A.                                                    Poland
Gillette Home Diagnostics, Inc.                                         Delaware
       Its subsidiary:
              Thermoscan Inc.                                           Delaware
Gillette Oral Care, Inc.                                                Delaware
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      All of the voting securities of each subsidiary listed above are owned by its parent companies, partners or members. The percentage ownership in Gillette
India Limited, Shenmei Daily Use Products Limited Company, Gillette (Shanghai)
Limited, Gillette Pakistan Limited, Duracell (China) Limited and Gillette
(Shanghai) Sales Company Limited is 75%, 75%, 72%, 76.8%, 90% and 90%,
respectively.

      There are a number of additional subsidiaries in the United States and foreign countries which, considered in the aggregate, do not constitute a significant subsidiary.